UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 7, 2024

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Nutanix, Inc. (the “Company”), approved an award of two tranches of performance-based restricted stock units (the “PRSUs”) to Rajiv Ramaswami, the Company’s President and Chief Executive Officer, pursuant to and subject to the Company’s 2016 Equity Incentive Plan. The award supplements the annual equity awards that Mr. Ramaswami will continue to be eligible for in the future. In approving the award, the Compensation Committee, together with oversight from the Board and input from the Compensation Committee’s independent compensation consultant, considered the importance of retaining Mr. Ramaswami, who is a highly sought-after, recognized industry leader. He has proven his ability to deliver above-market results even in this uncertain macro environment and remains critical to the Company’s go-forward strategy and execution. The award was carefully structured to balance stockholders’ interests and incentivize long-term, sustained business performance with the Company’s retention objectives. Specifically, the PRSUs are fully performance-based and have an extended long-term performance period through the end of fiscal year 2027.

Each of the PRSUs represents a contingent right to receive one share of the Company’s Class A common stock upon vesting at the target level of performance, provided that the actual number of PRSUs that would become eligible to vest range from 0% to 200% (the “Payout Percentage”) of the target number of PRSUs based on actual achievement. Even if PRSUs become eligible to vest, none of the PRSUs will vest in the event that Mr. Ramaswami has not continuously served as the Company’s Chief Executive Officer through September 15, 2027, provided that any existing double-trigger acceleration rights will apply with respect to PRSUs that become eligible to vest in the event of his qualifying termination of employment in connection with a change in control.

The first tranche of the award consists of a grant of 238,398 PRSUs at target based on achievement of specified stock price hurdles (the “Stock Price PRSUs”). The second tranche of the award consists of a grant of 327,083 PRSUs at target based on achievement of specified annual recurring revenue and free cash flow hurdles (the “Operational Metrics PRSUs”). Achievement of the applicable hurdles must occur during the period beginning on the grant date and ending on July 31, 2027 (the “Performance Period”). In the case of a change in control during the Performance Period, achievement will be measured on the change in control, but vesting would remain on September 15, 2027. To the extent that the operational goals are not measurable at the time of a change in control, achievement will be deemed to occur at target.

The Stock Price PRSUs would become eligible to vest upon achievement of the following stock price hurdles at any time during the Performance Period: (i) 100% of the Stock Price PRSUs for a stock price hurdle of $70, (ii) 150% of the Stock Price PRSUs for a stock price hurdle of $80, and (iii) 200% of the Stock Price PRSUs for a stock price hurdle of $90. A stock price hurdle would be achieved only if the average closing price of the Company’s Class A common stock is equal to or greater than the hurdle for 90 consecutive calendar days. None of the Stock Price PRSUs would become eligible to vest for achievement of a stock price hurdle of less than $70. In the case of a change in control, the Performance Period will end on the date of the change in control and the value used for determining achievement will be the price per share payable to Company stockholders in the change in control. However, a maximum of 100% of the target number of Stock Price PRSUs will be eligible to vest if the Company’s total shareholder return ranks at less than the 50th percentile relative to the total shareholder return of companies in the NASDAQ Composite Index during the Performance Period. Achievement of the stock price hurdles may occur at any time during the Performance Period, but vesting will remain subject to Mr. Ramaswami’s continued employment as our Chief Executive Officer through September 15, 2027. Linear scaling will not apply in the case of achievement between the 100%, 150% and 200% Payout Percentage levels.

The Operational Metrics PRSUs would become eligible to vest upon achievement of specified annual recurring revenue and free cash flow hurdles, with achievement at the target level for each of annual recurring revenue and free cash flow representing one-half of the total target number of Operational Metrics PRSUs, and additional achievement levels at 150% and 200% of the target number of Operational Metrics PRSUs. None of the annual recurring revenue-based Operational Metrics PRSUs would become eligible to vest for performance below the target level of annual recurring revenue, and none of the free cash flow-based Operational Metrics PRSUs would become eligible to vest for performance below the target level of free cash flow. The target level for each of annual recurring revenue and free cash flow was set relative to the Company’s internal long-term plans and requires strong performance over the Performance Period to be achieved. Annual recurring revenue will be measured as of the last day of the Performance Period and free cash flow will be measured over the last four completed fiscal quarters ending on the last day of the Performance Period, provided that, in the case of a change in control, annual recurring revenue will be measured as of the date of the change in control and free cash flow will be measured for the trailing 12-month period prior to the change in control. Linear scaling will not apply in the case of achievement between the 100%, 150% and 200% Payout Percentage levels.

The foregoing description of the Stock Price PRSUs and the Operational Metrics PRSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the of the Global Restricted Stock Unit Agreement for the Stock Price PRSUs, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the Global Restricted Stock Unit Agreement for the Operational Metrics PRSUs, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Global Restricted Stock Unit Agreement for the Stock Price PRSUs
10.2*	Form of Global Restricted Stock Unit Agreement for the Operational Metrics PRSUs
104	Cover Page Interactive Data File (formatted as inline XBRL)

*Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Registrant determined the omitted information (i) is not material and (ii) would be competitively harmful to the Registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: January 9, 2024	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer